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                                                                    Exhibit 99.1


                     NEWS RELEASE FROM BANC ONE CORPORATION
                        AND FIRST CHICAGO NBD CORPORATION


FOR IMMEDIATE RELEASE
---------------------


                  SHAREHOLDERS, FEDERAL RESERVE APPROVE MERGER
               OF BANC ONE, FIRST CHICAGO NBD; NEW BOARD ANNOUNCED

         CHICAGO AND COLUMBUS, Sept. 15, 1998 - Shareholders have approved the merger of equals of BANC ONE CORPORATION and First Chicago NBD Corporation in separate meetings today, the companies announced.

         "Our companies' shareholders recognize the value we're bringing together in these two strong companies and have endorsed the merger," said John McCoy, who is BANC ONE chairman and will be president and chief executive officer of the new company, BANK ONE CORPORATION. "Combining these two great companies creates one great future."

         A total of 98 percent of BANC ONE shareholders voting approved the merger as did 93 percent of First Chicago NBD shareholders who voted.

         In other significant action, the Federal Reserve Board approved the merger Monday and the Department of Justice endorsed the companies' divestiture plan last week.

         The merger is expected to be completed in October.

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         In addition, the companies today announced the composition of the post-merger, 22- member Board of Directors for BANK ONE, comprised of 11 from BANC ONE's board and 11 from First Chicago NBD's board. Joining Istock and McCoy as inside directors will be Vice Chairmen Richard Lehmann and David Vitale.

         The entire board will stand for election at BANK ONE's first annual meeting in May, 1999, and annually thereafter.

         "The diversity of board members' experience and background as well as the broad geographic base they represent will serve our shareholders, customers, employees and communities well," said Verne G. Istock, who is First Chicago NBD chairman and who will be chairman of BANK ONE.

         BANK ONE CORPORATION will be the nation's fifth-largest bank holding company with assets of more than $240 billion and managed assets of more than $280 billion. It will be a major corporate bank nationally and in selected international markets, the nation's second-largest credit card company, the leading retail bank in eight states and the leading business bank in the Midwest and Arizona, and the third-largest bank mutual fund company.


                           BANK ONE CORPORATION BOARD

         John H. Bryan                         Siegfried Buschmann
         Chairman, Chief Executive             Chairman, Chief Executive
         Sara Lee Corp.                        The Budd Co.
         Chicago                               Troy, Mich.

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         James S. Crown                        Bennett Dorrance
         General Partner                       Private investor
         Henry Crown and Company               Chairman, Managing Director
         Chicago                               DMB Associates
                                               Phoenix

         Dr. Maureen A. Fay, O.P.              John R. Hall
         President                             Retired Chairman, Chief Executive
         University of Detroit Mercy           Ashland, Inc.
         Detroit                               Ashland, Ky.

         Verne G. Istock                       Laban P. Jackson Jr.
         Chairman*                             Chairman, Chief Executive
         BANK ONE CORPORATION                  Clear Creek Properties, Inc.
         Chicago                               Lexington, Ky.

         John W. Kessler                       Richard J. Lehmann
         Chairman                              Vice Chairman*
         The New Albany Company                BANK ONE CORPORATION
         Columbus, Ohio                        Chicago

         William G. Lowrie                     Richard A. Manoogian
         President                             Chairman, Chief Executive
         Amoco Corp.                           Masco Corp.
         Chicago                               Taylor, Mich.

         William T. McCormick                  John B. McCoy
         Chairman, Chief Executive             President, Chief Executive*
         CMS Energy Corp.                      BANK ONE CORPORATION
         Dearborn, Mich.                       Chicago

         Thomas E. Reilly Jr.                  John W. Rogers Jr.
         Chairman, Chief Executive             Chairman, President
         Reilly Industries, Inc.               Ariel Capital Management, Inc.
         Indianapolis, Ind.                    Chicago


         Thekla R. Shackelford                 Alex Shumate
         Education Consultant                  Office Managing Partner
         Columbus, Ohio                        Squire, Sanders & Dempsey
                                               Columbus, Ohio

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         Frederick P. Stratton Jr.             John C. Tolleson
         Chairman, Chief Executive             Former Chairman, Chief Executive
         Briggs & Stratton Corp.               First USA, Inc.
         Milwaukee, Wis.                       Dallas

         David J. Vitale                       Robert D. Walter
         Vice Chairman*                        Chairman, Chief Executive
         BANK ONE CORPORATION                  Cardinal Health, Inc.
         Chicago                               Columbus, Ohio

         *Reflects title in BANK ONE once merger is completed.

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